UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 5, 2011

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut

Seguin, Texas 78155

(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2011, Alamo Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2011 (the “Proxy Statement”).

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 — Election of directors

The stockholders approved the election of all six of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Helen W. Cornell	10,714,164	5,665	69,405	677,894
Jerry E. Goldress	10,591,948	122,328	74,958	677,894
David W. Grzelak	10,439,250	275,441	74,543	677,894
Gary L. Martin	10,285,303	39,071	464,860	677,894
Ronald A. Robinson	10,713,435	5,219	70,580	677,894
James B. Skaggs	10,708,304	5,821	75,109	677,894

Proposal 2 — Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2011

The appointment of KPMG LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2011 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
11,348,665	103,298	15,165	0

Proposal 3 — Advisory vote on compensation of named executive officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as described in our Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
10,718,549	38,883	31,801	677,895

Proposal 4 — Advisory vote on the frequency of the advisory vote on compensation of named executive officers

The stockholders voted, on an advisory, non-binding basis, that the frequency of the advisory vote on compensation of named executive officers should be held as set forth in the table below:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
6,930,657	101,937	3,734,049	22,589	677,896

Based on these results and consistent with a [majority] of votes cast with respect to this matter, the Company’s board of directors has adopted a policy to hold an advisory vote on compensation of named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: May 6, 2011	By:	/s/ Robert H. George
Robert H. George Vice President